UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant   ☑
Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐  Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material under Rule 14a-12

BIOLIFE SOLUTIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑  No fee required

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:
(2)  Aggregate number of securities to which transaction applies:
(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)  Proposed maximum aggregate value of transaction:
(5)  Total fee paid:

☐  Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:
(2)  Form, Schedule or Registration Statement No.:
(3)  Filing Party:
(4)  Date Filed:

June 19, 2014

Dear Stockholder:

You are cordially invited to attend BioLife Solutions, Inc.’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on August 6, 2014.  The Annual Meeting will be at the Company’s principal executive offices, located at 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021 at 9:00 a.m.  The formal meeting notice and proxy statement for the Annual Meeting are attached.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting.  Even if you plan to attend the meeting, we urge you to vote your shares either by Internet, telephone or mail as promptly as possible so your shares will be represented at the Annual Meeting.  Instructions on voting your shares are on the Notice of Internet Availability of Proxy Materials you received for the annual meeting.  If you received paper copies of our proxy materials, instructions on the two ways to vote your shares can be found on the enclosed proxy form.  Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on August 5, 2014.  If you attend the meeting in person, you may at that time revoke any proxy previously given and vote in person, if desired.

Sincerely,

/s/ Michael Rice
Michael Rice
President, Chief Executive Officer and Chairman
Bothell, Washington
June 19, 2014
YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING WHETHER OR NOT YOU ATTEND, PLEASE CAST YOUR VOTE AS INSTRUCTED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AS PROMPTLY AS POSSIBLE.

IF YOU HAVE CHOSEN TO RECEIVE PAPER COPIES OF YOUR PROXY MATERIALS, INCLUDING THE PROXY CARD, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE RETURN ENVELOPE PROVIDED.

ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE, YOU MUST FIRST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

BIOLIFE SOLUTIONS, INC.
3303 Monte Villa Parkway, Suite 310
Bothell, Washington 98021
 (425) 402-1400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 6, 2014

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of BioLife Solutions, Inc., a Delaware corporation (the “Company”), will be held on Thursday, August 6, 2014 at 9:00 a.m. at the Company’s principal executive offices, located at 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021.  The Annual Meeting will be held for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.	ELECTION OF DIRECTORS. To elect the five (5) directors named in the attached proxy statement to serve until his successor is duly elected and qualified, unless he resigns, is removed or otherwise is disqualified from serving as a director of the Company;

2.	RATIFICATION OF AUDITORS. To ratify the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for 2014; and

3.	ANY OTHER BUSINESS that may properly come before the Annual Meeting or any adjournments or postponements thereof.

We recommend that stockholders vote FOR the matters listed above.  Only stockholders of record at the close of business on June 13, 2014 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.  Our stock transfer books will remain open between the record date and the date of the meeting.  A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices and at the Annual Meeting.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the Internet.  Accordingly, we have sent our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2014 proxy statement and our annual report on Form 10-K for 2013 online.  Stockholders who have received the Notice will not be sent a printed copy of our proxy materials in the mail unless they request to receive a printed copy.

You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record in order to be able to vote in person at the Annual Meeting.

Please note: If you hold your shares in the name of a broker, bank or other nominee, your nominee may determine to vote your shares at its own discretion, absent instructions from you. However, due to voting rules that may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors and other non-routine matters, it is important that you cast your vote. Accordingly, please provide appropriate voting instructions to your broker or bank to ensure your vote will count.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on August 6, 2014:  This notice of annual meeting of stockholders, the proxy statement, and our annual report on Form 10-K for 2013, as amended, are available at www.proxyvote.com. You will need to use the control number appearing on our proxy card to vote via the Internet.

Sincerely,

/s/ Michael Rice
Michael Rice
President, Chief Executive Officer and Chairman
Bothell, Washington
June 19, 2014

BIOLIFE SOLUTIONS, INC.
3303 Monte Villa Parkway, Suite 310
Bothell, Washington 98021
 (425) 402-1400
_______________________________

PROXY STATEMENT
_______________________________

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on August 6, 2014:  This notice of annual meeting of stockholders, the proxy statement, and our annual report on Form 10-K for 2013, as amended, are available at www.proxyvote.com.

The enclosed proxy is solicited on behalf of BioLife Solutions, Inc., a Delaware corporation, by its Board of Directors (the “Board”) for use at its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9:00 a.m. local time on August 6, 2014, or at any adjournments or postponements thereof, for the purposes set forth in this proxy statement and in the accompanying notice. The Annual Meeting will be held on Wednesday, August 6, 2014 at 9:00 a.m. at the Company’s principal executive offices, located at 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021.

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this proxy statement and our annual report on Form 10-K for 2013, as amended, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies.  Most stockholders will not receive printed copies of the proxy materials unless they request them.  Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet.  The Notice also instructs you as to how you may submit your proxy on the Internet.  By accessing and reviewing the proxy materials on the Internet, you will save us the cost of printing and mailing these materials to you and reduce the impact of such printing and mailing on the environment.  If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials provided in the Notice.

These proxy solicitation materials were first sent or given on or about June 26, 2014 to all stockholders entitled to vote at the Annual Meeting. Stockholders who owned BioLife Solutions Common Stock at the close of business on June 13, 2014 (the “Record Date”) are entitled to receive notice of, attend and vote at the Annual Meeting. On the Record Date, there were 12,027,293 shares of Common Stock outstanding and approximately 2,000 holders of record according to information provided by our transfer agent.

We will provide, without charge, a copy of our annual report on Form 10-K, as amended, to each stockholder of record as of the Record Date that requests a copy in writing.  Any exhibits listed in the annual report on Form 10-K report, as amended, also will be furnished upon request at the actual expense we incur in furnishing such exhibit.  Any such requests should be directed to our Corporate Secretary at our executive offices set forth above.

References to the “Company,” “BioLife Solutions,” “our,”  “us” or “we” mean BioLife Solutions, Inc.

On January 29, 2014, we effected a 1-for-14 reverse stock split of our common stock.  With any resulting fractional shares of our common stock being rounded up to the nearest whole share. Unless otherwise indicated, all share and per share numbers set forth in this proxy statement have, where applicable, been adjusted to give effect to the reverse stock split and are subject to the foregoing adjustments for fractional shares.

VOTING AND RELATED MATTERS

Voting Procedures

As a stockholder of BioLife Solutions, you have a right to vote on certain business matters affecting us. The proposals that will be presented at the Annual Meeting and upon which you are being asked to vote are discussed below in the “Proposals” section. Each share of BioLife Solutions common stock you owned as of the Record Date entitles you to one vote on each proposal presented at the Annual Meeting.

Methods of Voting

You may vote over the Internet, by mail or in person at the Annual Meeting. Please be aware that if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible.

Voting over the Internet.  You can vote via the Internet.  The website address for Internet voting is provided on the Notice of Internet Availability of Proxy Materials and on the proxy card. You will need to use the control number appearing on our proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on August 5, 2014.  Internet voting is available 24 hours a day.  If you vote via the Internet, you do not need to return a proxy card.

Voting by Mail.  If you received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

Voting in Person at the Meeting.  If you attend the Annual Meeting and plan to vote in person, we will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Annual Meeting, you will need to bring to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the Annual Meeting. To do this, you must:

●	enter a new vote over the Internet, or by signing and returning a replacement proxy card;

●	provide written notice of the revocation to our Corporate Secretary at our principal executive office, 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021; or

●	attend the Annual Meeting and vote in person.

 Quorum and Voting Requirements

Stockholders of record at the close of business on June 13, 2014, are entitled to receive notice and vote at the meeting. On the Record Date, there were 12,027,293 issued and outstanding shares of our Common Stock.  Each holder of Common Stock voting at the meeting, either in person or by proxy, may cast one vote per share of Common Stock held on the Record Date on all matters to be voted on at the meeting. Stockholders may not cumulate votes in the election of directors.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present:

(1)	a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors will be required to elect Board nominees;

(2)
the ratification of the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for 2014 will be approved if approved by a majority of the votes cast at the meeting on this proposal.

Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting and who will determine whether a quorum is present.  The election inspectors will treat abstentions and broker non-votes (i.e., shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) as shares that are present for purposes of determining the presence of a quorum.  With regard to Proposal One, broker non-votes and votes marked “withheld” will not be counted towards the tabulations of votes cast on such proposal presented to the stockholders, will not have the effect of negative votes and will not affect the outcome of the election of the directors. With regard to Proposal Two, abstentions will be counted towards the tabulations of votes cast on such proposal presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether such proposal has been approved and will not have the effect of negative votes.

If your shares are held by a bank or broker in street name, it is important that you cast your vote if you want it to count in the election of directors and other non-routine matters as determined by the New York Stock Exchange (the “NYSE”). The ability of brokers to vote your shares for you without instructions from you is governed by Rule 452 of the New York Stock Exchange, which regulates the behavior of brokers who are “member organizations” of the NYSE (without regard to what exchange the shares are traded on). Voting rules may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors and other non-routine matters. Accordingly, if your shares are held by a bank or broker in street name and you do not instruct your bank or broker how to vote in the election of directors or any other non-routine matters, no votes will be cast on your behalf.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted:

(1)	“for” the election of each Board nominee set forth in this proxy statement unless the authority to vote for such directors is withheld;

(2)	“for” the ratification of the Audit Committee's appointment of Peterson Sullivan LLP as our independent registered public accounting firm for 2014; and

(3)	at the discretion of your proxies on any other matter that may be properly brought before the meeting.

Voting Results

Voting results will be announced at the Annual Meeting and published in a Current Report on Form 8-K that will be filed with the SEC within four business days after the Annual Meeting.

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy materials and annual reports. This means that only one copy of the proxy materials may have been sent to multiple stockholders in your household.  This practice is designed to reduce our printing and postage costs.  However, if you are residing at such an address and wish to receive a separate annual report on Form 10-K or proxy statement in the future, you may telephone our Secretary at (425) 402-1400 or write to her at BioLife Solutions, Inc., 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021.  If you are receiving multiple copies of our annual report on Form 10-K and proxy statement, you may request householding by contacting our Secretary in the same manner.

Proxy Solicitation

We will bear the cost of this solicitation.  In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.  Proxies also may be solicited by our directors, officers or employees, personally, by telephone, facsimile, Internet or other means, without additional compensation. We may retain a proxy solicitor to assist in the distribution of proxies and proxy solicitation materials, and in the solicitation of proxies. Generally, the fee for such services is approximately $15,000 plus expenses. If we do elect to retain a proxy solicitor, we will pay the proxy solicitor reasonable and customary fees. Except as described above, we do not presently intend to solicit proxies other than by mail.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on August 6, 2014:  The notice of annual meeting of stockholders, this proxy statement, and our annual report on Form 10-K for 2013, as amended, are available at www.proxyvote.com.

EXECUTIVE OFFICERS AND DIRECTORS

The following table and text set forth the names and ages of our directors and executive officers as of May 31, 2014. The board is comprised of only one class. Also provided herein are brief descriptions of the business experience of each director and executive officer during the past five years (based on information supplied by them) and an indication of directorships held by each director in other public companies subject to the reporting requirements under the Federal securities laws. During the past ten years, none of our directors or executive officers has been involved in any legal proceedings that are material to an evaluation of the ability or integrity of such person:

Name	Age	Position and Offices With the Company
Joe Annicchiarico	39	Chief Operating Officer
Aby J. Mathew, Ph.D.	42	Chief Technology Officer and Senior Vice President
Michael Rice	51	Chief Executive Officer, President, and Director
Daphne Taylor	47	Secretary, Chief Financial Officer and Vice President, Finance and Administration
Raymond Cohen	55	Chairman of the Board
Andrew Hinson	50	Director
Joseph Schick	52	Director
Rick Stewart	62	Director

     Joe Annicchiarico has served as Chief Operating Officer since April 2014, as Vice President, Manufacturing from September 2012 through March 2014, and as Director of Manufacturing from December 2011 through August 2012. Prior to joining the Company, Mr. Annicchiarico served in various roles at Mediquest Therapeutics, Inc., from May 2005 through September 2011, including Scientist, Formulation Manager, and most recently, as Director of Manufacturing and Clinical Supplies. From January 2004 through September 2005, Mr. Annicchiarico worked in specialty chemical sales at Drummond American and prior to that, he spent four years as a formulation development Chemist.

     Dr. Aby J. Mathew, Ph.D., has been Senior Vice President and Chief Technology Officer since February 2011. From January 2007 through February 2011, Dr. Mathew served as Senior Scientist, Director of Strategic Relations, and Senior Director of Strategic Relations. From June 2003 through January 2007, Dr. Mathew served as Director of Manufacturing. From September 2000 through June 2003, Dr. Mathew served as Clinical Accounts Manager and Director of Hypothermic Preservation for Cryomedical Sciences/BioLife Solutions. Dr. Mathew has been working on low temperature biopreservation since 1994, and his studies contributed to the development of our current commercial HypoThermosol® and CryoStor® product platforms and intellectual property foundation. Beginning in 1994 to 2000, Dr. Mathew performed research at the State University of New York at Binghamton (now Binghamton University) related to research grants (including as a consultant) co-supervised by the Vice President of Research and Development of Cryomedical Sciences, Inc., the former parent of BioLife Solutions.

     Michael Rice has been President and Chief Executive Officer and a director of the Company since August 2006, and chairman of the board from August 2007 to November 2013. Mr. Rice has more than 20 years of leadership and entrepreneurial experience in the medical and high tech industries. He was most recently the senior business development manager for medical and wireless products at AMI Semiconductor, from October 2004 to August 2006. From October 2000 to October to August 2006, Mr. Rice also served as the director of marketing and business development at Cardiac Science, Inc., a manufacturer of automated external defibrillators. Prior to that, from May 1998 to October 2000, he was the Vice President, Sales and Marketing for TEGRIS Corporation, a privately held network services provider. Mr. Rice also spent 12 years, from May 1986 to May 1998 at Physio Control Corporation in several sales and marketing management roles prior to its acquisition by Medtronic Inc. The board has determined that Mr. Rice should serve as a director because it values management’s insight.

     Daphne Taylor has been Vice President, Finance & Administration, and Chief Financial Officer since August 2011, and Secretary since January 30, 2013 and from March 2011 through July 2011 she served as Corporate Controller. Prior to joining the Company, Ms. Taylor served as Vice President, Corporate Controller and Chief Accounting Officer of Cardiac Science Corporation from November 2005 through January 2009. From April 2002 through November 2005, she held various positions, including Vice President and Corporate Controller for LookSmart, Inc.

     Raymond W. Cohen joined the board in May 2006, and has served as chairman of the board since November 2013. Mr. Cohen is an Accredited Public Company Director and currently serves as the Chairman of Lombard Medical Technologies a UK-based public company manufacturing and marketing endovascular stent graphs, and as Chairman of JenaValve Technology, a Munich-based venture-capital backed manufacturer and marketer of transcatheter aortic valve systems and as a member of the board of directors and the audit committee of Spectrum Pharmaceuticals, a oncology drug manufacturer based in Irvine, CA. Previously, from 2010, Mr. Cohen served as the Chief Executive Officer and member of the board of directors of Vessix Vascular, Inc., a developer of a novel RF balloon catheter technology for treatment of hypertension that was acquired by Boston Scientific Corp. in November 2013. Previously, from 1997 to 2006, Mr. Cohen served as Chairman and Chief Executive Officer of publicly-traded Cardiac Science, Inc., which in 2004 was ranked as the 4th fastest growing technology company in North America on Deloitte & Touche’s Fast 500 listing. Mr. Cohen has also currently serves as the Chairman of the board of directors of Syncroness, Inc., a private engineering and product development firm since 2006. In 2008, Mr. Cohen was named by AeA as the Private Company Life Science CEO of the Year. Mr. Cohen was named Entrepreneur of the Year in 2002 by the Orange County Business Journal and was a finalist for Ernst & Young’s Entrepreneur of the Year in the medical company category in 2004. Mr. Cohen holds a B.S. in Business Management from Binghamton University. The board has determined that Mr. Cohen should serve as a director because of his extensive experience with public companies.

     Andrew Hinson joined the board in February 2007. He is currently the Vice President of Clinical and Regulatory Affairs for LoneStar Heart, Inc., a global developer of medical devices, small molecule, and cellular-based therapies for cardiovascular disease. Mr. Hinson joined CardioPolymers, now a wholly-owned subsidiary of LoneStar Heart, in November 2004. From 2001 to 2004, Mr. Hinson served as the Senior Director of research and clinical development at AnGes MG, Inc. (TSE: 4563) a biotechnology firm engaged in the development and commercialization of novel gene and cell therapies for the treatment of cardiovascular disease. Prior to that Mr. Hinson had a long career with Procter & Gamble Pharmaceutical (NYSE:PG) holding multiple technical and management positions in research, clinical development and medical affairs. Mr. Hinson has diverse experience in the cell and gene therapy markets and extensive experience with regulatory affairs and clinical development of new therapies for cardiac, neurologic, and gastrointestinal diseases. The board has determined that Mr. Hinson should serve as a director because of his experience and knowledge of companies in the biotechnology space.

     Joseph Schick joined the board in November 2013.  He is currently Chief Financial Officer of Corbis, a global digital media company, since May 2013. Prior to his position at Corbis, from March 2009 through July 2013, Mr. Schick was Chief Financial Officer at Talyst, a pharmacy automation hardware and software company. Mr. Schick served as Chief Financial Officer at Vertafore from October 2006 through January 2009, an enterprise software company for the insurance industry. Mr. Schick was also in various roles at travel company Expedia (NASDAQ: EXPE), including Senior Vice President of Finance. Mr. Schick has significant experience with SEC reporting, strategic planning, and mergers and acquisitions.  Mr. Schick started his career with Arthur Andersen and is a CPA who received his B.S. in Accounting from the University of Illinois. The board has determined that Mr. Schick should serve as a director because of his financial expertise.

     Rick Stewart joined the board in February 2013. Mr. Stewart has served as President and Chief Executive Officer, and a member of the board of directors of Cardiac Dimensions since 2001. From 1998 to 2001 he was President and Chief Executive Officer of Tegris Corporation, a leading IT infrastructure and enterprise applications provider for vertical markets. Prior to that Mr. Stewart had a long career within Eli Lilly in its Medical Device and Diagnostics Unit, holding multiple executive positions in general and technical management, sales, marketing and business development. Mr. Stewart was a member of the senior team that led a buyout of the Physio-Control subsidiary from Eli-Lilly in 1994 which shortly thereafter was taken public. He received an MBA from the University of Washington. The board has determined that Mr. Stewart should serve as a director because his experience in the medical device field and executive acumen.

Except as otherwise provided by law, each director shall hold office until either their successor is elected and qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified. Officers serve at the discretion of the Board.

There are no family relationships between any of our director nominees or executive officers and any other of our director nominees or executive officers.

BOARD OF DIRECTORS

Overview

Our Bylaws provide that the size of our Board is to be determined from time to time by resolution of the Board but shall consist of at least three members. Our Board has fixed the exact number of directors at five. Our Board currently consists of five members, four of whom – Messrs. Cohen, Hinson, Schick and Stewart – our Board has determined to be independent under the rules of the NASDAQ Stock Market, after taking into consideration, among other things, those transactions described under “Certain Transaction”. Mr. Cohen serves as Chairman of the Board. The Board does not have a lead director; however, recognizing that the Board is composed almost entirely of outside directors, in addition to the Board’s strong committee system (as described more fully below), we believe this leadership structure is appropriate for the Company and allows the Board to maintain effective oversight of management.

At each annual meeting of stockholders, members of our Board are elected to serve until the next annual meeting and until their successors are duly elected and qualified. If the nominees named in this proxy statement are elected, the Board will consist of five persons.

Committees of the Board of Directors

The Board has established an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. Each committee operates pursuant to a written charter that may be viewed on our website at www.biolifesolutions.com. The inclusion of our web site address in this proxy statement does not include or incorporate by reference the information on our web site into this proxy statement.

The following table sets forth the current composition of the three standing committees of our Board:

Name	Board	Audit	Compensation	Nominating and Governance
Mr. Rice
Mr. Cohen	Chair	X	X	X
Mr. Hinson	X		X	Chair
Mr. Schick (financial expert)	X	Chair
Mr. Stewart	X	X	Chair

Audit Committee. Our Audit Committee’s role includes the oversight of our financial, accounting and reporting processes; our system of internal accounting and financial controls; and our compliance with related legal, regulatory and ethical requirements. The Audit Committee oversees the appointment, compensation, engagement, retention, termination and services of our independent registered public accounting firm, including conducting a review of its independence; reviewing and approving the planned scope of our annual audit; overseeing our independent registered public accounting firm’s audit work; reviewing and pre-approving any audit and non-audit services that may be performed by our independent registered public accounting firm; reviewing with management and our independent registered public accounting firm the adequacy of our internal financial and disclosure controls; reviewing our critical accounting policies and the application of accounting principles; and monitoring the rotation of partners of our independent registered public accounting firm on our audit engagement team as required by regulation.

In addition, the Audit Committee’s role includes meeting to review our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm. The Audit Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors, at the Company’s expense.

The Board has determined that all members of our Audit Committee meet the independence and financial literacy standards of the NASDAQ Stock Market and applicable SEC rules.  The Board of Directors has determined that Mr. Schick is an “audit committee financial expert” as defined by the rules of the SEC.

Please see the section entitled “Report of the Audit Committee of the Board of Directors ” and “Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm” for further matters related to the Audit Committee.

Compensation Committee. The purpose of the Compensation Committee is to provide guidance to management and to assist the Board in the discharge of its fiduciary responsibilities relating to the compensation of executive officers, the organizational structure, succession, retention and training policies and review and oversight of benefit programs.  Our Compensation Committee is responsible for reviewing the recommendations of our Chief Executive Officer and Chief Financial Officer, making recommendations to the Board, regarding the compensation of our executive officers, and ensuring that the total compensation paid to the executive officers is reasonable and competitive, and does not promote excessive risk taking. In making its recommendation to the Board, the Compensation Committee considers the results of the most recent stockholder advisory vote on executive compensation.  The Chief Executive Officer may not be present during voting or deliberation on his compensation. The Compensation Committee is also responsible for reviewing and making recommendations to the Board regarding director and committee member compensation.  In addition, the Compensation Committee approves and has oversight over our bonus plans for executive officers and/or stock based compensation plans and oversight of our overall compensation plans and benefit programs, including approval and oversight of grants.

In discharge of its duties related to administration of executive bonus plans, the Compensation Committee may, subject to the terms of each plan, delegate authority to management for the day-to-day non-material administration of such plans.  Further, the Compensation Committee may, subject to the terms of each plan, delegate authority to management to make grants to non-executive officers under stock-based compensation plans.

The Compensation Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors, at the Company’s expense. The Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Committee, other than in-house legal counsel, only after taking into consideration the six factors outlined in Rule 10C-1 of the Securities Exchange Act of 1934, as amended. Neither the Compensation Committee nor management engaged any compensation consultants in determining or recommending the amount or form of executive and director compensation for the year ended December 31, 2013 or, to date, for the current year.

The members of the Compensation Committee are independent directors within the meaning of the listing standards of the NASDAQ Stock Market.

Nominating and Governance Committee. Our Nominating and Governance Committee’s primary purpose is to evaluate candidates for membership on our Board and make recommendations to our Board regarding candidates; make recommendations with respect to the composition of our Board and its committees; provide guidance to our human resources, legal, and finance departments relating to director orientation programs; recommend corporate governance principles applicable to the Company; manage periodic review, discussion and evaluation of the performance of our Board, its committees and its members and oversee and monitor compliance with our Code of Business Conduct and Ethics. The Nominating and Governance Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors, at the Company’s expense.

All members of our Nominating and Governance Committee are independent under the listing standards of the NASDAQ Stock Market.

The Nominating and Governance Committee will consider candidates recommended by stockholders in accordance with the procedures set forth in our Bylaws, and prior to the date it recommends a slate of director nominees to the Board. Pursuant to the Nominating and Governance Committee Charter, there is no difference in the manner in which a nominee recommended by a stockholder or otherwise is evaluated.

In carrying out its function to nominate candidates for election to our Board, the Nominating and Governance Committee considers the Board’s mix of skills, experience, character, commitment and diversity—diversity being broadly construed to mean a variety of opinions, perspectives and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements and needs of our Board at that point in time. In reviewing potential candidates, the Committee will also consider all relationships between any proposed nominee and any of our stockholders, competitors, customers, suppliers or other persons with a relationship to the Company. The Nominating and Governance Committee believes that each candidate should be an individual who has demonstrated exceptional ability and judgment, who are willing and able to make a sufficient time commitment to the Company, and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long‐term interests of the stockholders.

The Nominating and Governance Committee’s methods for identifying candidates for election to our Board include the solicitation of ideas for possible candidates from a number of sources, including from members of our Board, our executive officers, individuals who our executive officers or Board members believe would be aware of candidates who would add value to our Board and through other research. The Nominating and Governance Committee may, from time to time, retain, for a fee, one or more third-party search firms to identify suitable candidates. The Nominating and Governance Committee will consider all candidates identified through the processes described above, and will evaluate each candidate, including incumbents, based on the same criteria.

The Nominating and Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Governance Committee believe that it is essential that the Board members represent diverse viewpoints.

Number of Meetings

The Board held a total of seven meetings during 2013. Our Audit Committee held four meetings in 2013, our Compensation Committee held one meeting in 2013 and our Nominating and Governance Committee held one meeting during 2013. Each incumbent director attended 75% or more of the aggregate of (i) the total number Board meetings (during the period that he served) and (ii) the total number of Board committee meetings (during the periods that he served).

Board Member Attendance at Annual Stockholder Meetings

Although we do not have a formal policy regarding director attendance at annual stockholder meetings, directors are encouraged to attend these annual meetings absent extenuating circumstances. At our 2013 annual meeting, there were two directors present.

Director Compensation

During the year ended December 31, 2013, non-employee directors were compensated with an annual retainer fee of $25,000. Beginning in December 2013, the Board Chairman was compensated an additional $10,000 per month. Committee chairpersons and members were compensated with additional annual retainers as follows:

Annual Retainer

Audit Committee Chairman	$5,000
Audit Committee Member	$5,000
Compensation Committee Chairman	$5,000
Compensation Committee Member	$2,500
Nominating and Governance Committee Chairman	$2,000
Nominating and Governance Committee Member	$1,000

During 2013, each new member of the Company’s Board of Directors received options to purchase 8,928 options to purchase stock. A total of $180,458 in cash director compensation and $193,948 in compensation related to equity awards was recorded during the year ended December 31, 2013. The following table sets forth information regarding compensation earned by our non-employee directors for the year ended December 31, 2013. Mr. Breslow is not included in this table as he resigned from the Board on January 29, 2013 and did not earn any compensation during 2013.

Name	Annual Retainer ($)	Board and Committee Chair and Committee Membership Fees ($)	Total Cash Fees Earned ($)	Restricted Stock Unit Awards ($) (1)(4)		Option Awards ($) (1)(4)		Total ($)

Raymond Cohen	25,000	23,500	48,500	––		––		48,500
Roderick deGreef (2)	20,833	11,250	32,083	––		––		32,083
Thomas Girschweiler(3)	25,000	7,500	32,500	––		––		32,500
Andrew Hinson	25,000	5,500	30,500	––		––		30,500
Joseph Schick	4,375	––	4,375	––		64,402	(4)	68,777
Rick Stewart	25,000	7,500	32,500	50,000	(3)	79,546	(4)	162,046

(1)	See Note 1 to Notes to Financial Statements for the years ended December 31, 2013 and 2012 for a description on the valuation methodology of restricted stock and stock option awards.
(2)	Mr. deGreef ceased to be a director on November 5, 2013.
(3)	Mr. Girschweiler ceased to be a director on March 5, 2014.
(4)	The following table provides additional information about non-employee director equity awards, including the restricted stock and stock option awards made to non-employee directors during 2013 and the number of stock options and shares of restricted stock held by each non-employee director on December 31, 2013, which have been converted to reflect the reverse stock split:

Name	Restricted Stock Units Granted		Stock Options Granted		Restricted Shares Units Outstanding	Stock Options Outstanding

Raymond Cohen	––		––		––	96,428
Roderick deGreef	––		––		––	111,389
Thomas Girschweiler	––		––		––	60,714
Andrew Hinson	––		––		––	60,714
Joseph Schick	––		8,928	(b)	––	8,928
Rick Stewart	4,762	(a)	8,928	(c)	––	8,928

(a)	Amount is a result of restricted stock granted on September 10, 2013, which vested upon grant.
(b)	Amount is a result of options to purchase shares at $10.50 per share granted to director on September 10, 2013, which options vest on September 10, 2014.
(c)	Amount is a result of options to purchase shares at $8.51 per share granted to director on December 17, 2013, which options vest on December 17, 2014.

Codes of Business Conduct and Ethics

We believe in sound corporate governance practices and have always encouraged our employees, including officers and directors to conduct business in an honest and ethical manner. Additionally, it has always been our policy to comply with all applicable laws and provide accurate and timely disclosure.

Accordingly, the Board has adopted a formal written code of ethics for all employees. The Board has adopted an additional corporate code of ethics for its Chief Executive Officer, Chief Financial Officer and other senior financial officers, which is intended to be a “code of ethics” as defined by applicable SEC rules. The Code of Ethics is publicly available on our website at http://biolifesolutions.com/biopreservation-media/CODE-OF-ETHICS-FOR-CEO-AND-SENIOR-FINANCIAL-OFFICERS1.pdf. The code of ethics is designed to deter wrongdoing and promote honest and ethical conduct and compliance with applicable laws and regulations. These codes also incorporate what we expect from our executives so as to enable us to provide accurate and timely disclosure in our filings with the SEC and other public communications. Any amendments made to the Code of Ethics will be available on our website.

Stockholder Communications with Directors

Stockholders wishing to communicate with the Board or with a particular member or committee of the Board should address communications to the Board, or to an individual member or committee as follows:  c/o BioLife Solutions, Inc., Attention: Corporate Secretary, 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021.  All communications will be relayed to that addressee.  From time to time, the Board may change the process through which stockholders communicate with the Board or its members or committees. There were no changes in this process in 2013. Please refer to our website at www.biolifesolutions.com for any future changes in this process.  The Board or the particular director or committee of the Board to which a communication is addressed will, if it deems appropriate, promptly refer the matter either to management or to the full Board depending on the nature of the communication.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth certain information regarding the compensation, for services rendered in all capacities to us during 2013 and 2012, of our current principal executive officer and our two other most highly compensated executive officers at the end of 2013 (together, the “named executive officers”).

Name and Principal Positions (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)(1)		All Other Compensation ($) (i)		Total ($) (j)

Michael Rice	2013	300,000	150,000	––	––		––		450,000
President, Chief Executive Officer and Director (8/06 – present)	2012	285,002	150,000	––	––		24,143	(4)	459,145

Daphne Taylor	2013	194,400	19,440	––	––		––		213,840
Chief Financial Officer (3/11 – present)	2012	160,000	18,000	––	19,762	(2)	––		197,762

Aby J. Mathew	2013	218,000	21,800	––	––		––		239,800
Chief Technology Officer (9/00 – present)	2012	177,833	20,000	––	19,762	(3)	––		217,595
__________

(1)	See Note 1 to Notes to Financial Statements for the years ended December 31, 2013 and 2012 for a description on the valuation methodology of stock option awards
(2)
Amount is a result of options to purchase 17,857 shares at $1.40 per share granted to officer on February 15, 2012, which options vested to the extent of 1/4 of the underlying shares on February 15, 2013 and, thereafter, vest in monthly increments of 372 shares.

(3)
Amount is a result of options to purchase 17,857 shares at $1.40 per share granted to officer on February 15, 2012, which options vested to the extent of 1/4 of the underlying shares on February 15, 2013 and, thereafter, will vest in monthly increments of 372 shares.

(4)	Amount represents accrued vacation paid in cash.

Outstanding Equity Awards at Fiscal Year-End 2013

The following table sets forth information concerning the outstanding equity awards as of December 31, 2013 granted to the named executive officers.

	OPTION AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Michael Rice	107,142	––	––	0.98	8/7/2016(1)
Michael Rice	71,428	––	––	1.12	2/7/2017(2)
Michael Rice	54,642	––	––	1.26	2/2/2019(3)
Michael Rice	63,797	21,265	––	1.40	2/5/2020(4)
Michael Rice	28,571	––	––	1.12	2/25/2021(5)
Michael Rice	160,567	––	––	1.12	2/25/2021(6)

Daphne Taylor	8,928	8,928	––	1.40	3/1/2021(7)
Daphne Taylor	20,833	14,881	––	0.88	8/17/2021(8)
Daphne Taylor	8,184	9,672	––	1.40	2/15/2022(9)

Aby J. Mathew	2,142	––	––	1.12	9/28/2015(10)
Aby J. Mathew	7,142	––	––	0.98	10/12/2016(11)
Aby J. Mathew	35,714	––	––	1.12	2/7/2017(12)
Aby J. Mathew	24,285	––	––	1.40	8/7/2017(13)
Aby J. Mathew	7,142	––	––	0.70	2/11/2018(14)
Aby J. Mathew	7,142	––	––	0.56	11/5/2018(15)
Aby J. Mathew	28,474	9,491	––	1.40	2/5/2020(16)
Aby J. Mathew	27,725	27,725	––	1.12	2/11/2021(17)
Aby J. Mathew	8,184	9,672	––	1.40	2/15/2022(18)
__________

(1)	This award vested 1/3 of the total underlying shares on each of August 7, 2007, 2008 and 2009.
(2)	This award vested 1/3 of the total underlying shares on each of February 7, 2008, 2009 and 2010.
(3)	This award vested 1/4 of the total underlying shares on February 2, 2010 and, thereafter, in equal monthly increments.
(4)	This award vests 1/3 of the total underlying shares on each of February 5, 2012, 2013 and 2014.
(5)	This award vested on the date of grant.
(6)	This award vested at the end of the fourth quarter of 2012, when the Company achieved cash flow break even.
(7)	This award vests 1/4 of the total underlying shares on each of March 1, 2012, 2013, 2014 and 2015.
(8)	This award vested 8,928 shares on August 17, 2012 and, thereafter, vests in equal monthly increments.
(9)	This award vested 4,464 shares on February 15, 2013 and, thereafter, vests in equal monthly increments.
(10)	This award vested 1/4 of the total underlying shares on each of September 28, 2006, 2007, 2008 and 2009.
(11)	This award vested 1/4 of the total underlying shares on each of October 12, 2007, 2008, 2009 and 2010.
(12)	This award vested 1/4 of the total underlying shares on each of February 7, 2008, 2009, 2010 and 2011.
(13)	This award vested 1/4 of the total underlying shares on each of August 7, 2008, 2009, 2010 and 2011.
(14)	This award vested 1/4 of the total underlying shares on each of February 11, 2009, 2010, 2011 and 2012.
(15)	This award vested 1/4 of the total underlying shares on each of November 5, 2009, 2010, 2011 and 2012.
(16)	This award vests 1/4 of the total underlying shares on each of February 5, 2011, 2012, 2013 and 2014.
(17)	This award vests 1/4 of the total underlying shares on each of February 11, 2012, 2013, 2014 and 2015.
(18)	This award vested 4,464 shares on February 15, 2013 and, thereafter, in equal monthly increments.

Securities Authorized for Issuance Under Equity Compensation Plans at December 31, 2013

The following table sets forth information as of December 31, 2013 relating to all of our equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options and warrants (in thousands)	Weighted Average exercise price of outstanding options and warrants	Number of securities remaining available for future issuance (in thousands)
Equity compensation plans approved by security holders	437	$1.52	136
Equity compensation plans not approved by security holders	980	$1.30	––
Total	1,417	$1.36	136

Employment Agreements

We have an employment agreement with Michael Rice, our President and Chief Executive Officer, which automatically renews for successive one year periods in the event either party does not send the other a “termination notice” not less than 90 days prior to the expiration of the initial term or any subsequent term. The agreement provided for a salary of $200,000 per year and an incentive bonus based on certain quarterly milestones. Mr. Rice also received a ten-year incentive stock option to purchase 107,142 shares of common stock at $.98 per share (the fair market value on the date of grant), which vested to the extent of 1/3 of the underlying shares on each of the first three anniversary dates of the date of grant. We amended this employment agreement on February 7, 2007 to provide that if Mr. Rice’s employment is terminated without “Cause” or he resigns for “Good Reason,” he will be entitled to the continued payment of salary and bonuses and the reimbursement of medical insurance premiums for 24 months following the date of termination and, in the case of a change of control event, accelerated vesting of any remaining unvested stock options. On February 11, 2008, Mr. Rice's salary was increased to $300,000 per annum, retroactive to January 1, 2008, and beginning with the year 2008, his quarterly bonus plan was supplanted by annual reviews of the board of directors or Compensation Committee. Beginning on August 1, 2009, Mr. Rice's salary was decreased 10% in conjunction with our 10% across the board pay cuts. On July 1, 2012, Mr. Rice's salary was increased to $300,000 per annum. On March 26, 2014, Mr. Rice’s salary was increased to $345,000 per annum, retroactive to January 1, 2014.

We have an employment agreement with Dr. Aby J. Mathew, Ph.D., our Senior Vice President and Chief Technology Officer, which automatically renews for successive one year periods in the event either party does not send the other a “termination notice” not less than 90 days prior to the expiration of the initial term or any subsequent term. The agreement provides for a salary of $200,000 per year and an incentive bonus based on certain quarterly milestones. If Dr. Mathew’s employment is terminated without “Cause” (other than by reason of death or disability) or if he resigns for “Good Reason,” he will be entitled to the continued payment of salary and bonuses and the reimbursement of medical insurance premiums for 12 months following the date of termination and, in the case of a change of control event, accelerated vesting of any remaining unvested stock options.  On January 30, 2013, Dr. Mathew’s salary was increased to $218,000 per annum, retroactive to January 1, 2013. On March 26, 2014, Dr. Mathew’s salary was increased to $244,160 per annum, retroactive to January 1, 2014.  On April 21, 2014, Dr. Mathew’s salary was increased to $260,000 per annum.

We have an employment agreement with Daphne Taylor, our Chief Financial Officer, which automatically renews for successive one year periods in the event either party does not send the other a “termination notice” not less than 90 days prior to the expiration of the initial term or any subsequent term. The agreement provides for a salary of $150,000 per year and an incentive bonus based on certain quarterly milestones. If Ms. Taylor’s employment is terminated without “Cause” (other than by reason of death or disability) or if she resigns for “Good Reason,” she will be entitled to the continued payment of salary and bonuses and the reimbursement of medical insurance premiums for 6 months following the date of termination and, in the case of a change of control event, accelerated vesting of any remaining unvested stock options.  On August 10, 2012, Ms. Taylor’s salary was increased to $180,000 per annum, effective September 1, 2012. On January 30, 2013, Ms. Taylor’s salary was increased to $194,400 per annum, retroactive to January 1, 2013. On March 26, 2014, Ms. Taylor’s salary was increased to $223,560 per annum, retroactive to January 1, 2014.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 31, 2014, certain information regarding the beneficial ownership of common stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding shares thereof; (ii) each director of the Company; (iii) each named executive officer of the Company; and (iv) all of the Company’s current directors and executive officers as a group.

Directors and Executive Officers

Name and Address of Beneficial Owner	Common Stock	Percentage of Class
Directors and Executive Officers
Michael Rice (Officer and Director)(1)	528,180	4.2%
Aby J. Mathew (Officer) (2)	216,156	1.8%
Raymond Cohen (Director) (3)	103,643	0.9%
Andrew Hinson (Director)(4)	60,713	0.5%
Daphne Taylor (Officer) (5)	50,221	0.4%
Rick Stewart (Director)	4,762	0.0%
Joseph Schick (Director)	--	--
Total shares owned by Executive Officers and Directors(6)	983,019	7.6%
5% Stockholders
Walter Villiger/WAVI Holding AG(7)	5,143,001	36.7%
Thomas Girschweiler/Taurus4757 GmbH (8)	4,392,427	31.7%
__________

Shares of common stock subject to options and warrants that are exercisable or will be exercisable within 60 days of May 31, 2014 are deemed outstanding for computing the number of shares beneficially owned. The percentage of the outstanding shares held by a person holding such options or warrants includes those currently exercisable or exercisable within 60 days of May 31, 2014, but such options and warrants are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, we believe that the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise indicated, the business address of each person listed is in care of 3303 Monte Villa Parkway, #310, Bothell, WA 98021.

(1)	Includes options to purchase 507,413 shares of common stock issuable under stock options exercisable within 60 days from May 31, 2014.
(2)	Includes options to purchase 173,910 shares of common stock issuable under stock options exercisable within 60 days from May 31, 2014.
(3)	Includes options to purchase 96,427 shares of common stock issuable under stock options exercisable within 60 days from May 31, 2014.
(4)	Includes options to purchase 60,713 shares of common stock issuable under stock options exercisable within 60 days from May 31, 2014.
(5)	Includes options to purchase 50,221 shares of common stock issuable under stock options exercisable within 60 days from May 31, 2014.
(6)	Includes the securities listed in footnotes 1-5, in addition to options to purchase 19,344 shares of common stock issuable under stock options exercisable within 60 days from May 31, 2014.
(7)
Includes 1,991,497 shares of common stock issuable upon the exercise of outstanding warrants, all of which are currently exercisable and owned by Mr. Villiger and/or his wholly-owned entity, WAVI Holding AG

(8)
Includes options to purchase 60,713 shares of common stock issuable under stock options exercisable within 60 days from May 31, 2014 and 1,758,480 shares of common stock issuable upon the exercise of outstanding warrants, all of which are currently exercisable and owned by Mr. Girschweiler and/or his wholly-owned entity, Taurus4757 GmbH.

CERTAIN TRANSACTIONS

Since January 1, 2012, there has not been, nor has there been proposed, any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than as described above under the heading “Executive Compensation” and other than the transactions described below.  Each of the transactions described below was reviewed and approved or ratified by the audit committee of the board. It is anticipated that any future transactions between us and our officers, directors, principal stockholders and affiliates will be on terms no less favorable to us than could be obtained from unaffiliated third parties and that such transactions will be reviewed and approved by our Audit Committee and a majority of the independent and disinterested members of the board.

Legal Fees

Howard S. Breslow, a director of the Company until February 4, 2013, is a member of Breslow & Walker, LLP, and served as general counsel to the Company. As of December 31, 2013, Mr. Breslow owned 3,829 of our shares of common stock and held rights to purchase an aggregate of 78,570 additional shares pursuant to stock options and warrants issued to him and/or affiliates. We incurred approximately $18,636 in legal fees during the year ended December 31, 2012 for services provided by Breslow & Walker, LLP. As of December 31, 2013, we had no amount due to Breslow & Walker, LLP.

Facility Agreements

On January 11, 2008, we entered into the facility agreements with each of Thomas Girschweiler, an affiliate and former director of the Company, and Walter Villiger, an affiliate of the Company, pursuant to which each noteholder extended to the Company a secured convertible multi-draw term loan facility of $2,500,000, which facility (a) incorporated (i) a refinancing of then existing indebtedness of the Company to the Investor, and accrued interest thereon, in the aggregate amount of $1,431,563.30, (ii) a then current advance of $300,000, and (iii) a commitment to advance to us, from time to time, additional amounts up to a maximum of $768,436.70, (b) bears interest at the rate of 7% per annum on the principal balance outstanding from time to time, (c) is evidenced by a secured convertible multi-draw term loan, which was due and payable, together with accrued interest thereon, the earlier of (i) January 11, 2010, or (ii) a certain events of default, and (d) is secured by all of our assets.

In May and July 2008, we received $1,000,000 in total from the noteholders pursuant to the facility agreements. On October 20, 2008, the amounts available under each of the facility agreements was increased by $2,000,000 to $4,500,000 (an aggregate of $9,000,000), and, on October 24, 2008, we received $600,000 in total from the noteholders pursuant to the amended facility agreements. In 2009, we received an additional $2,825,000 in total from the noteholders pursuant to the amended facility agreements. In December 2009, the noteholders extended the repayment date to January 11, 2011. On November 16, 2010, the amount available under each of the facility agreements was increased by $250,000 to $4,750,000 (an aggregate of $9,500,000) and the noteholders granted an extension of the repayment date to January 11, 2013. In 2010, we received $1,145,000 in total from the noteholders pursuant to the amended facility agreements. In 2011, we received $1,095,000 in total from the noteholders pursuant to the amended facility agreements. In August 2011 we entered into an amendment to each of the facility agreements pursuant to which the amount of each facility agreement was increased to $5,250,000. The multi-draw term loan notes previously delivered to each of the noteholders also was amended to reflect the changes to the facility agreements. In consideration of such amendments, we issued to each of the noteholders a five-year warrant to purchase 1,000,000 shares of our common stock at a price of $0.063 per share, which share amount and price was adjusted to 71,429 and $0.88, to reflect the reverse stock split effective January 29, 2014. On May 30, 2012, the amounts available under each of the facility agreements were increased to $5,750,000 (an aggregate of $11,500,000) and the noteholders granted an extension of the repayment date to January 11, 2016. The multi-draw term loan notes previously delivered to each of the noteholders also was amended to reflect the changes to the facility agreements. In consideration of such amendments, we issued to each of the noteholders a five-year warrant to purchase 1,000,000 shares, at a price of $0.08 per share, which share amount and price was adjusted to 71,429 and $1.12 respectively, to reflect the reverse stock split effective January 29, 2014.

On December 16, 2013, we entered into note conversion agreements with the noteholders. Pursuant to the note conversion agreements, we agreed to issue units pursuant to a private placement on substantially similar terms as the offering to each of the noteholders in exchange for the conversion of the $10.6 million principal amount outstanding under the promissory notes and accrued and unpaid interest of approximately $3.7 million through March 25, 2014.

On February 11, 2014, Mr. Girschweiler transferred to Taurus4757 GmbH, an entity wholly-owned by Mr. Girschweiler, and Mr. Villiger transferred to WAVI Holding AG, an entity wholly-owned by Mr. Villiger, pursuant to an assignment and amendment agreement between the Company and each respective noteholder and transferee, all of their rights and obligations under the noteholder’s respective note, the facility agreement and respective note conversion agreement (collectively, we refer to these documents as the note documents.  The noteholders have advised us that the transfers were effected for tax structuring purposes.  The assignment and amendment agreements did not change the noteholders’ beneficial ownership of the notes and the other note documents, nor did they affect the terms of conversion set forth in the note conversion agreements.

On March 25, 2014, pursuant to the note conversion agreements, we issued 3,321,405 shares and 3,321,405 warrants to the noteholders in exchange for the notes, all unpaid interest and the release of all security interests. In addition, on March 25, 2014, the facility agreements were terminated.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, certain officers and holders of 10% or more of any class of our stock to report to the SEC, by a specified date, initial reports of ownership and reports of changes in ownership of our stock and other equity securities. Based solely on a review of the copies of these reports furnished to the Company and written representation from the reporting persons, the Company believes that during the 2013 fiscal year, in addition to those items disclosed in the Company’s Form 10-K annual report for the prior year, Rick Stewart filed his Form 3 late and filed one Form 4 late relating to one transaction.

PRINCIPAL ACCOUNTANTS

Principal Accountant Fees and Services

Audit and Audit-Related Fees

Fees for audit and audit-related services by Peterson Sullivan, our independent registered public accounting firm, for the years ended December 31, 2013 and 2012 were as follows:

	2013	2012

Audit fees	$74,129	$69,935
Audit related fees	––	––

Total audit and audit related fees	$74,129	$69,935

Tax Fees; All Other Fees

We were not billed for any tax fees or for any other fees from our principal accountants in 2013 or 2012.

Audit Committee Pre-Approval Policies and Procedures

It is the policy of our Audit Committee to pre-approve all audit and permissible non-audit services to be performed by Peterson Sullivan, our independent registered public accounting firm. All audit fees provided by Peterson Sullivan during 2013 and 2012 were pre-approved by the Audit Committee.

Attendance at Annual Meeting

Representatives from Peterson Sullivan are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee discussed with the independent auditors their independence from the Company and its management including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and considered the compatibility of non-audit services with the auditors' independence. In addition, the Audit Committee discussed the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Standard No. 16, as amended. The Audit Committee also has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with the independent accountant the accountant's independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2013, as amended.

Respectfully submitted,

AUDIT COMMITTEE

Joseph Schick, Chairman
Raymond  Cohen
Rick Stewart

PROPOSALS

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Overview

There are currently five members of our Board, all of whom have been nominated for election.

Nominees

Upon the recommendation of our Nominating and Governance Committee, the Board has nominated the following individuals to serve until his successor is duly elected and qualified, unless he resigns, is removed or otherwise is disqualified from serving as a director of the Company:

Michael Rice
Raymond Cohen
Andrew Hinson
Joseph Schick
Rick Stewart

Vote Required

A plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors will be required to elect Board nominees. The five nominees receiving the highest number of affirmative votes cast at the Annual Meeting will be the elected as our directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Recommendation

The Board recommends that stockholders vote FOR the election of each of the above-listed nominees.

Unless marked otherwise, proxies received will be voted FOR the election of each of these director nominees.

PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT OF PETERSON SULLIVAN LLP

Overview

The Audit Committee has engaged the independent registered public accounting firm of Peterson Sullivan LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2014. Peterson Sullivan LLP audited our financial statements for the years ended December 31, 2013 and December 31, 2012.  Please refer to “Principal Accountants” above for information about fees and services paid to Peterson Sullivan LLP in 2013 and 2012, and our Audit Committee’s pre-approval policies. Stockholder ratification of such selection is not required by our Bylaws or other applicable legal requirement. However, our Board is submitting the selection of Peterson Sullivan LLP to stockholders for ratification as a matter of good corporate practice. In the event that stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if our Audit Committee believes that such a change would be in our and our stockholders’ best interests.

Representatives of Peterson Sullivan LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote Sought

The proposal to ratify the appointment of Peterson Sullivan LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2014 will be approved if approved by a majority of the votes properly cast on this proposal.

Recommendation

The Board recommends that stockholders vote “FOR” the proposal to ratify the appointment of Peterson Sullivan LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2014.

Unless marked otherwise, proxies received will be voted FOR Proposal No. 2.

OTHER BUSINESS

We know of no other matters to be submitted to the stockholders at the Annual Meeting.  If any other matters properly come before the stockholders at the Annual Meeting, the persons named on the enclosed proxy card intend to vote the shares they represent as the Board may recommend.

ANNUAL REPORT ON FORM 10-K

On February 11, 2014, we filed our annual report on Form 10-K for the year ended December 31, 2013.  On April 30, 2014, we filed an amendment to our annual report on Form 10-K.  We have sent to our stockholders the Notice of Internet Availability of Proxy Materials containing instructions on how to access via the Internet our 2014 proxy statement and annual report on Form 10-K for 2013, as amended.  Stockholders who received a paper copy of our 2014 proxy statement were also sent a copy of our annual report on Form 10-K for 2013, as amended.  Stockholders who wish to obtain additional copies of our annual report on Form 10-K, as amended, may do so without charge by contacting us through one of the following methods:

Email:	proxy@biolifesolutions.com
Telephone:	(425) 402-1400
Facsimile:	(425) 402-1433
Mail:	Corporate Secretary, BioLife Solutions, Inc.
3303 Monte Villa Parkway, Suite 310
Bothell, Washington 98021

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at a future meeting if they comply with SEC rules, state law and our Bylaws.

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the proxy statement for our 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”). These stockholder proposals, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), must be received by us not later than February 26, 2015, which is 120 calendar days prior to the anniversary date of the mailing of this proxy statement. Stockholders are advised to review the discussion above under the heading “Board of Directors – Nominating and Governance Committee” for additional information on the process to nominate directors to the Board, which discussion is incorporated by reference.

The proxies to be solicited by us through our Board for our 2015 Annual Meeting will confer discretionary authority on the proxy holders to vote on any stockholder proposal presented at that meeting, unless we receive notice of such stockholder’s proposal not later than May 12, 2015, which is 45 calendar days prior to the anniversary date of the mailing of this proxy statement.

Nominations of persons for election to our Board may be made by or at the direction of the Board or by any stockholder entitled to vote for the election of directors at the meeting that complies with Section 3.3 of our Bylaws.  Pursuant to Section 3.3 of our Bylaws, a stockholder wishing to nominate a candidate for election to the Board at the 2015 Annual Meeting is required to give written notice addressed to our Corporate Secretary of his or her intention to make such a nomination. The notice of nomination must be received by the Corporate Secretary not less than 45 days nor earlier than 90 days prior to the date of the 2015 Annual Meeting in order to be considered for nomination; provided, however, that in the event that less than 55 days’ notice or prior public disclosure of the date of the 2015 Annual Meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of 2015 Annual Meeting is mailed or such public disclosure is made.  The notice of nomination must include the nominee’s name, age, business address, residence address, principal occupation or employment, and any other information required by Section 3.3 of our Bylaws or by applicable laws or regulations.

Stockholder proposals and director nominations must be in writing and should be addressed to c/o BioLife Solutions, Inc., Attention: Corporate Secretary, 3303 Monte Villa Parkway, Suite 310, Bothell, Washington 98021. It is recommended that stockholders submitting proposals or nominations direct them to our Corporate Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s Annual Meeting. The enclosed proxy grants the proxy holders discretionary authority to vote on any matter properly brought before this year’s Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Michael Rice
Michael Rice
President, Chief Executive Officer and Chairman

June 19, 2014
Bothell, Washington

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time August 5, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time August 5, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors Nominees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Michael Rice   02 Raymond Cohen   03 Andrew Hinson   04 Joseph Schick   05 Rick Stewart

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To ratify the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for 2014	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date

Signature (Joint Owners)   Date

0000216235_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

BIOLIFE SOLUTIONS, INC.
Annual Meeting of Stockholders
August 6, 2014 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Michael Rice and Daphne Taylor, and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorized them to represent and vote, as provided on the other side, all the shares of BioLife Solutions, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company held on August 6, 2014 or any adjournments thereof, with all powers which the undersigned would posses if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTIED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPROSAL 1, FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

0000216235_2 R1.0.0.51160

Continued and to be signed on reverse side

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on August 06, 2014

BIOLIFE SOLUTIONS, INC.

Meeting Information

Meeting Type: Annual Meeting
For holders as of: June 13, 2014
Date: August 06, 2014 **Time:** 9:00 AM PDT
Location: 3303 Monte Villa Parkway
Suite 310
Bothell, WA 98021

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

0000216234_1 R1.0.0.51160

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement 2. Form 10-K

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before July 23, 2014 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

0000216234_2 R1.0.0.51160

Voting items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

01 Michael Rice	02 Raymond Cohen	03 Andrew Hinson	04 Joseph Schick	05 Rick Stewart

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

0000216234_3 R1.0.0.51160